SECOND AMENDMENT TO
OCEAN ENERGY, INC.
EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated)

     WHEREAS, Ocean Energy, Inc. (the “Company”) maintains the Ocean Energy, Inc. Executive Supplemental Retirement Plan (the “Plan”); and

     WHEREAS, the Company desires to amend the Plan solely to conform the Plan to the requirements of § 5.14(b)(viii) of the Agreement and Plan of Merger between Devon Energy Corporation, Devon NewCo Corporation and the Company dated as of February 23, 2003, as the same may be amended from time to time (the “Merger Agreement”) with such amendment contingent on, and effective upon, the consummation of the transactions contemplated by the Merger Agreement;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the “Effective Time,” which, for purposes of this Amendment, shall have the meaning ascribed to it in the Merger Agreement:

1.	Section 1.01(5) is amended by adding thereto a sentence to read as follows:

“The Average Monthly Compensation used to determine a Member’s benefit shall not be less than such Member’s Average Monthly Compensation determined as of January 1, 2003.”

2.	Section 1.01(15) is amended by adding thereto a sentence to read as follows:

“Notwithstanding the foregoing, a Member may elect to receive an amount equal to 95% of the Actuarial Equivalent of his vested Accrued Benefit paid in a single lump sum, provided that provision for such lump sum payment election is specifically set forth in his Membership Agreement.”

3.	Section 7.01 is amended by adding thereto a sentence to read as follows:

“No amendment shall be made to the Plan that would adversely affect a Member’s right to continued vesting in his benefit under the Plan based on his continued service with the Company, its parent entity and its affiliates.”

4.	Section 7.02 is amended by adding thereto a sentence to read as follows:

“No amendment may adversely affect a Member’s right to be 100% vested in his Accrued Benefit upon the termination of the Plan.”

5.

As amended hereby, the Plan is specifically ratified and reaffirmed. If the Merger Agreement is terminated without the consummation of the transaction contemplated thereby, this Amendment shall be null and void and of no effect.

     EXECUTED this ___________________, 2003, effective for all purposes as of the Effective Time.

OCEAN ENERGY, INC.

By:__________________
Name:________________
Title:_________________